                                                                   Exhibit 10.15

                             Bank One, Springfield
                      Automated Clearing House Agreement

     This Automated Clearing House Agreement ("Agreement"), including Schedules A, B and C attached hereto and incorporated herein by reference is made by and between Aegis Mortgage Acceleration Corporation, San Francisco, California ("Company") and Bank One, Springfield, Springfield, Illinois ("Bank One").

                                  Witnesseth
                                  ----------

     WHEREAS, Company wishes to initiate Entries via the automated clearing house pursuant to the terms of the Agreement and the rules of the National Automated Clearing House Association, local or regional clearinghouse rules, and applicable federal and state laws, regulations, and rules (together referred to as "Rules"); and

     WHEREAS, Bank One desires to receive Company's instructions and is willing to act as Company's Originating Depository Financial Institution with respect to such Entries;

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby commit and agree as follows:

     1.   Definitions.  Unless otherwise defined herein, capitalized terms
          -----------
shall have the meanings provided in the Rules and the Illinois Commercial Code Chapter 810, Act 5, Article 4A. The term "Entries" shall have the meaning provided in the Rules and shall also mean the data received from Company hereunder from which Bank One prepares Entries.

     2.   Term.  This Agreement shall have an initial term of two years
          ----
commencing on October 1, 1994 and terminating on September 30, 1996.

     3.   Services.  The Company will deliver to Bank One certain data
          --------
concerning debits or credits to accounts of its customers or employees (the "Data"), as agreed upon by Bank One and Company. Bank One will provide all the services to Company as detailed in Schedule A attached (the "Services"). Company agrees to cooperate as required in said documents.

     4.   Fees.  As compensation for the Services, Company agrees to pay the
          ----
fees in the amount(s) and at the time(s) set forth in Schedule C delivered from time to time to the Company.

***Confidential treatment has been requested with respect to the information contained within the "[***]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

     5.   Compliance with Security Procedures.  If an Entry received by Bank One
          -----------------------------------
purports to have been transmitted or authorized by Company, it will be deemed effective as Company's Entry and Customer shall be obligated to pay Bank One the amount of such Entry as provided herein notwithstanding whether the Entry was not in fact initiated and authorized by Company, provided Bank One acted in compliance with Schedule B (the Security Procedures) with respect to such Entry.

     6.   Settlement.  In originating Credit Entries, Company shall pay Bank
          ----------
One the amount of each Entry transmitted by Bank One pursuant to this Agreement at such time on the Settlement Date with respect to such Entry as Bank One, in its discretion, may determine, and the amount of each On-Us Entry at such time on the Effective Entry Date of such Entry as Bank One, in its discretion, may determine.

     Company will receive provisional credit in immediately available funds on the relevant Settlement Date for each Debit Entry originated by it, subject to final payment of such Debit Entry. If a Debit Entry originated by Company is dishonored or returned, Company shall promptly provide to Bank One in available funds the amount of such Debit Entry.

     Notwithstanding the foregoing, however, Bank One has the right at any time to require Company to pay Bank One the amount of each Credit Entry transmitted by Bank One on the date of the transmission by Bank One of such Entry at such time as Bank One may require in its sole discretion. In addition, Bank One shall have right at any time to place a percentage of the provisional or final credit provided to Company for each Debit Entry originated by it in Escrow for a period of 60 days.

     7.   Inconsistency of Name and Account Numbers.  Company acknowledges and
          -----------------------------------------
agrees that, if an Entry describes the Receiver inconsistently by name and account number, payment of the Entry transmitted by Bank One to the Receiving Depository Financial Institution might be made by the Receiving Depository Financial Institution on the basis of the account number even if it identifies a person different from the named Receiver, and that Customer's obligation to pay the amount of the Entry to Bank One is not excused in such circumstances.

     8.   Customer Representations and Agreements.  Company represents to Bank
          ---------------------------------------
One and agrees that (a) each party shown as the Receiver on an Entry received by Bank One from Company has authorized the initiation and posting of such Entry to its account in the amount and on the Effective Entry Date shown on such Entry,
(b) such authorization is operative at the time of transmittal or crediting by Bank One as provided herein, (c) Entries transmitted to Bank One by Company are limited to those types of Entries set forth in Schedule A, (d) Company shall perform its obligations under this Agreement in accordance with all applicable laws and regulations, and (e) Company shall be bound and comply with the Rules as in effect from time to time, including without limitation the provision thereof making payment of an Entry by the Receiving Depository

Financial Institution to the Receiver provisional until receipt by the Receiving Depository Financial Institution of final settlement for such Entry; and specifically acknowledges that it has received notices of that Rule and of the fact that if such settlement is not received the Receiving Depository Financial Institution shall be entitled to a refund from the Receiver of the amount credited and Company shall not be deemed to have paid the Receiver the amount of the Entry.

     For any other claim by the Company, Bank One shall only be liable (within the other limits contained in this Agreement) for gross negligence or willful misconduct. In no event shall Bank One be directly liable to any of the Company's customers or employees or to any other party. In no event shall Bank One's aggregate liability to the Company, its customers and employees, and any other parties under this Agreement or as a result of providing the Services or the Software License exceed the actual loss suffered by Company.

     9.   Indemnification.  The Company agrees to indemnify and hold Bank One
          ---------------
harmless from all liabilities, losses, costs and expenses (including reasonable attorney's fees) incurred by Bank One and caused by, or arising out of, (a) any breach by the Company of any of its warranties, covenants, or representations herein or any provision of this Agreement or any agreement by the Company with any employee/customer with respect to any electronic or paper debit or credit,
(b) any failure by the Company to comply with any applicable Rules in relating to the Data of the Services, and (c) any claim against Bank One by any person or company in excess of the limitations of liability set forth in Paragraph 9 above and caused by or arising out of provision of the Services or the Software License.

     10.  Software License.  If the Company requests the use of or receives any
          ----------------
software offered by Bank One, then the Company covenants and agrees to the following (the "Software License"):

          a. Bank One grants to the Company and the Company accepts a nontransferable and nonexclusive license to use the computer software and related documentation offered to and paid for by the Company, including without limitation, the MERET(R) PC Software (all such software, documentation and manuals referred to as "the Software").

          b. The Company acknowledges that Bank One (or another company as disclosed on the Software) is the owner and licensor of the copyrights to the Software and that such Software is proprietary and confidential information of Bank One (or such other company).

          c. The Company may add information to the Software, provided that upon discontinuance or termination of the Agreement, the added information will be removed from the Software. Upon termination of this Agreement, all copies of the Software will be returned to Bank One.

          d. The Company will make no copies other than one, as necessary, of each item of software, and each copy will contain all legends and notices and will be subject to the same restrictions as the original. The Company will not transfer or sublicense the Software to any other party.

          e. As to any Software which is, or in the opinion of Bank One, may become subject to a claim of infringement or misappropriation, Bank One may elect in its sole discretion to (i) obtain the right of continued use of the Software for the Company, (ii) replace or modify the Software to avoid such claim, or (iii) terminate the Software License. If the Software License is terminated under this Paragraph 11(e)(iii), no further charges will accrue.

     11.  Confidentiality Agreement.  The Company and Bank One mutually agree
          -------------------------
that each will refrain from knowingly using proprietary information received from the other party in connection with provision of the Services or the Software License, and to prevent dissemination to third parties, each party will exercise the same degree of care as it employs for protection of its own proprietary information. No obligation will exist under this Agreement with respect to an item of information (1) known to the recipient prior to receipt from the other party; (2) after substantially the same information is published or made available to the general public through no act or failure to act on the part of the recipient or (3) after substantially the same information becomes available to the recipient from a third party having no obligation to hold such information in confidence. Each party will inform its employees of their obligations under this paragraph and instruct them so as to ensure that such obligations are met.

     12.  The Account.  Bank One may without prior notice or demand obtain
          -----------
payment of any amount due and payable to it under this Agreement by debiting the Company's account(s) located at Bank One (the "Account"), and shall post a credit to the Account for the amount received by Bank One by reason of the return of an Entry transmitted by Bank One for which Bank One has previously received payment from Company. Such settlement shall be made as of the day of such receipt by Bank One. Company shall at all times maintain a balance of available funds in the Account sufficient to cover its payment obligations under this Agreement. In the event there are insufficient funds available in the Account to cover Company's obligations under this Agreement, Company agrees that Bank One may debit any account maintained by Company with Bank One or any affiliate of Bank One or that Bank One may set off against any amount it owes to Company, in order to obtain payment of Company's obligations under this Agreement.

     13.  Account Reconciliation.  Entries transmitted by Bank One will be
          ----------------------
reflected on Company's periodic statement issued by Bank One with respect to the Account.

Company agrees to notify Bank One promptly of any discrepancy between Company's records and the information shown on any such periodic statement. If Company fails to notify Bank One of any such discrepancy within thirty (30) days of receipt of a periodic statement containing such information, Company agrees that Bank One shall not be liable for any other losses resulting from Company's failure to give such notice or any loss of interest with respect to an Entry shown on such periodic statement. If Company fails to notify Bank One of any such discrepancy within sixty (60) days of receipt of such periodic statement, Company shall be precluded from asserting such discrepancy against Bank One.

     14.  Notices, Instructions, Etc.  (a) Except as otherwise provided herein,
          --------------------------
Bank One shall not be required to act upon any notice or instruction received from Company or any other person or to provide any notice or advice to Customer or any other person with respect to any matter, (b) Bank One shall be entitled to rely on any written notice or other written communication believed by it in good faith to be genuine and to have been signed by an Authorized Representative of Company, and any such communication shall be deemed to have been signed by such person. Company will provide a list of authorized signers to Bank One. Company may add or delete any Authorized Representative by written notice to Bank One signed by an officer of the Company authorized pursuant to Board Resolutions to do so. Such notices shall be effective on the second business day following the day Bank One's receipt thereof, and (c) except as otherwise provided herein, any written notice or other written communication required or permitted to be given under this Agreement shall be delivered or sent by United States registered or certified mail, postage prepaid, or by express carrier, and if to Bank One, addressed to:

          Bank One, Springfield
          Attn:  Vice President, Corporate Cash Management
          East Old State Capitol Plaza
          Springfield, IL  62701

and if to Company, addressed to their business address on file with Bank One unless another address is substituted by notice delivered or sent as provided herein. Except as otherwise expressly provided herein, any such notice shall be deemed given when received.

     15.  Authorization.  The Company warrants and represents that there are no
          -------------
provisions of any law, whether federal, state or local, or any certificate of incorporation, bylaw, or agreement of any kind, nature, or description binding upon the Company which prohibits the Company from entering into this Agreement, and that the Company's performance of this Agreement has been duly authorized and is a binding obligation of the Company.

     16.  Financial Information.  Company agrees to furnish to Bank One within
          ---------------------
30 days of Bank One's written request to do so, financial information of Company as Bank One may reasonably request.

     17.  Banking Day.  Company agrees that if any day scheduled for delivery or
          -----------
pickup of Entries is not a "banking day," such pickup or delivery shall be made on an alternative date to be mutually agreed upon by the Company and Bank One. For purposes of this Agreement, a "banking day" is a day on which Bank One and the Federal Reserve Bank are open for carrying on substantially all of its business (other than a Saturday or Sunday).

     18.  Record of Telephone Requests.  Bank One may, at its election,
          ----------------------------
electronically record all telephone requests received from Company by Bank One. In the event Bank One does record such requests, it will retain the recording for a period of 45 days.

     19.  Use of Name.  Company agrees not to use in any of its advertising or
          -----------
promotional activities, the names "MERET(R)," "MERET(R) PC," "Bank One, Springfield," "BANC ONE CORPORATION" or any other name designated by Bank One as proprietary without first obtaining the written consent of Bank One.

     20.  Renewal; Termination.  This Agreement shall be automatically
          --------------------
extended for successive one-year periods after the expiration of the initial term unless the Company notifies Bank One or Bank One notifies the Company of its intent to terminate the Agreement at least 90 days prior to the end of the initial term or any one-year extension. Fee Schedules may be adjusted at the end of the initial term or any extension thereafter. Within thirty (30) days of being informed of any price increase, Company may elect to cancel this Agreement by notifying Bank One in writing of its intent to cancel. Such cancellation will take effect ninety (90) days after Bank One receives the Company's written notification. The obligations of Company under the following paragraphs will survive any termination or expiration of this Agreement: Paragraphs 9, 10, 11, 12 and 19.

     21.  Construction; Applicable Law.  This Agreement will be governed and
          ----------------------------
construed in accordance with the laws of the State of Illinois. Paragraph headings are for convenience only and shall not influence the construction or interpretation of this Agreement.

     22.  Binding Agreement; Benefit.  This Agreement shall be binding upon
          --------------------------
and inure to the benefit of the parties hereto and their respective legal representatives, successors, and assigns. this Agreement is not for the benefit of any other person, and no other person shall have any right against Bank One or Company hereunder.

     23.  Assignment.  This Agreement shall not be assigned or otherwise
          ----------
transferred by the Company to any other person, corporation, or other entity without Bank One's prior written consent.

     This Agreement will become effective and binding upon the parties upon the date of approval and execution of this Agreement by Bank One, Springfield.

Aegis Mortgage Acceleration Corporation                 Bank One, Springfield


By:  /s/ CRAIG M. COMPIANO                              By:  /s/ [ILLEGIBLE]
     --------------------------------                        -------------------

Its: VICE PRESIDENT                                     Its:  Vice President
     --------------------------------                        -------------------

Date: 9/20/94                                           Date: 9/26/94
     --------------------------------                         ------------------

                                  SCHEDULE A
                                  ----------

                                   SERVICES
                                   --------

     Bank One's MERET(R) System will provide Company with an automated mechanism to collect mortgage payments from participants in Company's Equity Accelerator Program. Bank One will perform the following services for Company at the rates listed on Schedule C attached and Company will assist Bank One by doing those things stated in #1 and #2 below:

     1. Company will create computer files containing the appropriate debit transaction information. The format of this file will be mutually agreed upon between Bank One and Company.

     2. Company will make available to Bank One by data transmission, the computer file referred to in #1 above.

     3. Bank One will process the information contained on the computer file through its MERET System.

     4. On the effective date supplied by Company, all participant's accounts will be debited and Company's account at Bank One will be credited for the total amount of the debits.

     5. Bank One will supply Company with reports showing a complete audit trail of all transactions.

     6. Bank One will resubmit one time any item that is returned for insufficient or uncollected funds. Items returned for any other reason, or returned for insufficient or uncollected funds a second time, will be forwarded to Company via data transmission.

     7. Company and Bank One will mutually establish procedures to transfer payments to respective mortgage payments.

     8. For additional fees described in Schedule C, Bank One agrees to develop and maintain a special "Process Control System" (PCS) to be used by Company and certain of its mortgage customers to add an additional level of security to the ACH processing environment

          The PCS will help validate the integrity of transaction information provided by Company on behalf of its mortgage company customers. Bank One will develop and maintain a master file containing appropriate information about each participant. Each debit transaction record received by Bank One will be compared to this master file to ensure that either the participant has a corresponding record in the master file or does not have a corresponding record n the master file, depending upon whether the individual mortgage company utilizes the PCS.

          More detailed specifications for the PCS are contained in separate written correspondence between Company and Bank One.

                                  SCHEDULE B
                                  ----------

                           AUTOMATED CLEARING HOUSE
                           ------------------------

                              SECURITY PROCEDURES
                              -------------------

1.   Schedules.
     ---------

     Company shall provide to Bank One a schedule of all dates that Customer anticipates it will originate Entries within 15 business days from the date of this Agreement for the remaining calendar year and by December 15 of each year for the following calendar year. Bank One will provide a list of "nonbanking days" for the current year within 15 business days from the date of this Agreement and by December 15 of each year for the following calendar year. Periodic updates to these schedules will be accepted in writing from the other party.

     If Bank One has not received Entries from Company on scheduled delivery dates and times, Bank One may contact Company for additional information on the status of the Entries. It shall be within Bank One's sole discretion to accept Entries which are not received on the scheduled delivery date and time. If Bank One does choose to accept such Entries, it may require a call back to verify the contents of the Entries received. If Bank One cannot obtain such verification, it is under no obligation to process the Entries.

2.   Notification.
     ------------

     If Entries are sent to Bank One by magnetic tape or other media, Company will provide a transmittal from detailing the number of Entries and total dollars contained in each file and deliver this transmittal with the tape and other media. This transmittal must be signed by an authorized representative of Company.

     If Entries are sent to Bank One through electronic transmission, Company will contact Bank One and provide the number of Entries and total dollars contained in each file of the transmission. If mutually agreed upon, Company can transmit this information in a separate computer file.

     If Company does not provide Bank One with this information, Bank One will attempt to contact Company for this information. If Bank One is unable to obtain this information, Bank One may elect not to process this file until confirmation is received.

3.   Limits.
     ------

     Bank One may set a maximum dollar limit on each Entry contained within a file of Entries or may set a maximum dollar limit on any particular file of Entries sent to Bank One on any business day. If either the file or Entry exceeds the designated dollar limit, Bank One may elect not to process this file.

4.   Security Codes.
     --------------

     Bank One may elect to establish a unique security code which shall be assigned to Company exclusively and shall be used to establish authentication for Entries sent to Bank One by Company according to the conditions set forth in Section 5 of the Agreement. For each batch or file of Entries sent by Company, Company shall supply Bank One with this unique security code as well as the information set forth in Section 2 of this Schedule B. Company may be requested to provide dial back numbers in order to initiate electronic transmission of files.

     When sending Entries by electronic transmission, Company must provide the necessary codes as determined by Bank One's data processing security system in order to establish the necessary communication link.

                                  SCHEDULE C
                                  ----------

                          TRANSACTION PROCESSING FEES
                          ---------------------------


[***]

[***] Confidential treatment has been requested for certain portions of this document

[***]

[***] Confidential treatment has been requested for certain portions of this document